FIRST AMENDMENT TO
                            MAVERICK TUBE CORPORATION
              2004 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS


         WHEREAS, Maverick Tube Corporation (the "Company") has heretofore adopted the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors (the "Plan"), under which the Company grants automatic annual Awards consisting of Stock Options and Restricted Stock to its Non-Employee Directors in order to provide Non-Employee Directors with financial incentives to promote the success of the Company's long-term business objectives, to encourage qualified persons to accept nominations as a Non-Employee Director and to encourage ownership of Common Stock; and

         WHEREAS, to that end, the Plan requires that one-half of each annual Award be distributed automatically on the first business day following each annual meeting of the stockholders of the Company and on the one-hundred and eightieth day following the corresponding annual meeting of the stockholders (each day a "Grant Date"); and

         WHEREAS, the Plan limits Awards to be distributed only to those persons who are then Non-Employee Directors and have been Non-Employee Directors since the immediately preceding Grant Date; and

         WHEREAS, the Board of Directors has determined that in order to better promote the interest of the Plan of encouraging qualified persons to accept nominations as a Non-Employee Director, the Plan should be amended (i) by permitting the Board of Directors to authorize discretionary grants of Stock Options and Restricted Stock to newly retained Non-Employee Directors, (ii) by removing the requirement that in order to receive the automatic Award, a Non-Employee Director must have been a Non-Employee Director since the immediately preceding Grant Date and (iii) to effect other technical changes related thereto; and

         WHEREAS, Section 10 of the Plan grants to the Board of Directors the authority to modify or amend the Plan in any respect; and

         WHEREAS, all capitalized terms that are not defined herein shall have the definition ascribed to such terms in the Plan.

         NOW, THEREFORE, the Plan be and hereby is amended as follows:

         1. The definition of "Award" in Paragraph (a) of Section 2 be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the definition of "Automatic Award" from and after the effectiveness of this Amendment:

         "'Automatic Award' means each annual award granted automatically to a Non-Employee Director, consisting of a Stock Option to purchase 5,000 shares of Common Stock and 2,000 shares of Restricted Stock."

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         2. The definition of "Grant Date" in Paragraph (i) of Section 2 be and
hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the definition of "Grant Date" and after the effectiveness of this
Amendment:

         "'Grant Date' means (a) with respect to a Discretionary Award, the date upon which the Discretionary Award is granted; and (b) with respect to one-half of each component of an Automatic Award, the first business day following each annual meeting of the stockholders of the Company, and, with respect to the remaining one-half of each component of such Automatic Award, one-hundred and eighty days following the corresponding annual meeting of stockholders.

         3. The definition of "Grantee" in Paragraph (j) of Section 2 be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the definition of "Grantee" from and after the effectiveness of this Amendment:

         "'Grantee' means the Non-Employee Director receiving a Discretionary Award and/or Automatic Awards or his or her legal representative, legatees, distributes, or alternate payees, as the case may be."

         4. The definition of "Restricted Stock" in Paragraph (n) of Section 2 be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the definition of "Restricted Stock" from and after the effectiveness of this Amendment:

         "'Restricted Stock' means the shares of Common Stock granted under the Plan."

         5. The following language shall be inserted at the end of Section 2, and shall constitute Paragraph (q), the definition of "Discretionary Award" under the Plan:

         "`Discretionary Award' means an award of Stock Options and/or Restricted Stock that the Board of Directors has the authority to grant, in its discretion, to new Non-Employee Directors upon their retention by the Company."

         6. Section 4 of the Plan be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the whole of
         Section 4 from and after the effectiveness of this Amendment:

         "Discretionary Awards and Automatic Awards

         (a) Upon the retention of a new Non-Employee Director, the Board of Directors shall be authorized to grant a Discretionary Award, comprised of that number of Stock Options and/or Restricted Stock as the Board of Directors may determine in its discretion, to the new Non-Employee Director.

         (b) Each Non-Employee Director shall receive one-half of each component of an Automatic Award, comprised of 1,000 shares of Restricted Stock and a Stock Option to purchase 2,500 shares of Common Stock, on every Grant Date."

         7. Clause (iii) of the third paragraph of Section 5(b) of the Plan shall be and hereby is deleted in its entirety and the following substituted in lieu thereof:

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         "(iii) the Company will retain custody of all distributions made or declared in respect of the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts);"

         8. The last sentence of the last paragraph of Section 8 shall be and hereby is deleted in its entirety and the following substituted in lieu thereof:

         "Except as provided in Section 14 of the Plan, in no event may the Board of Directors reprice any component of a Discretionary Award or an Automatic Award without first obtaining the approval of the stockholders of the Company."

         9. Section 11 of the Plan be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the whole of
         Section 11 from and after the effectiveness of this Amendment:

         "Beneficiary Designation

         Each Non-Employee Director may designate a beneficiary for each outstanding grant of Restricted Stock or Stock Option in the event of his or her death. If no beneficiary is designated or the beneficiary does not survive the Non-Employee Director, the Restricted Stock and Stock Options of said Non-Employee Director shall be distributed to the Non-Employee Director's surviving spouse or, if there is none, to his or her estate."

         10. Every reference to the term "Normal Retirement" in the Plan shall be replaced with "Mandatory Retirement" and shall be interpreted as having the meaning ascribed to the defined term "Mandatory Retirement" in the Plan.

         11. Except as amended herein, the Plan shall remain in effect as originally adopted by the stockholders of the Company.